UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2019
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Presidential Blvd.,	4th Floor
Bala Cynwyd,	PA	19004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 934-2222
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

Hamilton Lane Incorporated (the “Company”) has reported previously that Abraaj Investment Management Limited (“AIML”) and Abraaj Holdings (together with AIML, “Abraaj”) are in provisional liquidation proceedings in the Cayman Islands and that joint provisional liquidators (“JPLs”) have been appointed by the Cayman Islands court to administer these entities.

On July 29, 2019, the Dubai Financial Services Authority (the “DFSA”) issued written decisions setting forth findings supporting its imposition of penalties on AIML and a Dubai-based subsidiary of AIML, Abraaj Capital Limited. As set out in these decisions, the DFSA found, among other things, that AIML “actively and deliberately misled” limited partners regarding AIML’s cash management activities and “engaged in misleading and deceptive conduct in relation to Funds managed by AIML” in an effort to deceive auditors, investors and the DFSA itself.  The DFSA found that multiple funds within the Abraaj platform suffered losses as a result of AIML’s misconduct. In addition to the DFSA’s decisions, on August 16, 2019, the U.S. Securities and Exchange Commission (“SEC”) filed an amended complaint against AIML and its founder, Arif Naqvi, in the U.S. District Court for the Southern District of New York. In its amended complaint, the SEC makes detailed allegations regarding “acts, practices, and courses of business that were fraudulent, deceptive, and manipulative with respect to investors and prospective investors” in Abraaj, including, among other things, the provision of “false or materially misleading audited financial statements” to conceal the misuse of fund assets.

Of the Company’s more than $473 billion in client assets under management or advisement as of June 30, 2019, less than 0.1% is invested in Abraaj-managed funds. Approximately $500,000 of the Company’s total investments of $168 million as of June 30, 2019 are invested in Abraaj-managed funds. Such investments include two of the funds that were identified by the DFSA as having suffered losses resulting from AIML’s misconduct.

In light of the situation at Abraaj, the Company is working with the JPLs, other investors in Abraaj-managed funds and advisors to such investors to investigate these matters. At present, our potential losses resulting from Abraaj’s misconduct are not known to the Company but should not exceed the total value of our exposure noted above. The Company is also working with the JPLs on a series of transactions relating to the management of the investments in Abraaj-managed funds. Some of these transactions have been completed, resulting in the transfer of the management of certain formerly Abraaj-managed assets to new, non-Abraaj managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: August 20, 2019

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary